EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date:  May 31, 2011

NEW MOUNTAIN INVESTMENTS III, L.L.C.
By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member
NEW MOUNTAIN GUARDIAN AIV, L.P. By: New Mountain Investments III, L.L.C., its general partner
By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member
NEW MOUNTAIN FINANCE AIV HOLDINGS CORPORATION
By:	/s/ Adam Weinstein
Name: Adam Weinstein
Title: Chief Financial Officer
NEW MOUNTAIN GUARDIAN PARTNERS, L.P. By: New Mountain Guardian GP, L.L.C., its general partner
By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member
NEW MOUNTAIN GUARDIAN GP, L.L.C.
By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member
Steven B. Klinsky /s/ Steven B. Klinsky

STEVEN B. KLINSKY TRUST
By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Investment Trustee
Adam J. Collins /s/ Adam J. Collins